Exhibit 10.5

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of August 5, 2021, by and among CMLS Holdings III LLC, a Delaware limited liability company (the “Sponsor”), CM Life Sciences III Inc., a Delaware corporation (“Parent”), and EQRx, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 6,800,000 shares of Parent Class B Stock and 4,346,669 Private Placement Warrants (collectively, the “Subject Securities”);

WHEREAS, Parent and the Sponsor entered into that certain letter agreement, dated as of April 6, 2021, by and among certain current and former officers and directors of Parent (the “Insider Letter” and each party thereto a “Founder Holder”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Parent, Clover III Merger Sub Inc., a Delaware corporation (“Merger Sub”) and the Company have entered into an Agreement and Plan of Merger (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Merger Agreement”), dated as of August 5, 2021, pursuant to which, among other transactions, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Parent, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1  Binding Effect of Merger Agreement. Sponsor hereby acknowledges that it has read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. The following sections of the Merger Agreement shall be incorporated into this Sponsor Agreement, mutatis mutanis: Sections 7.11 (No Solicitation) and 7.4(b) (Other Filings; Press Release) (including any relevant definitions contained in any such Sections), and Sponsor hereby agrees to be bound by and comply with such sections as though Sponsor was an original signatory to the Merger Agreement with respect to such sections.

Section 1.2  No Transfer. During the period commencing on the date hereof and ending on the earliest of: (a) the Effective Time; (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 9.1 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”); and (c) the liquidation of Parent, Sponsor shall not, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement or the registration statement of the Parent) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Sponsor’s Subject Securities (unless the transferee agrees to be bound by this Sponsor Agreement), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Sponsor’s Subject Securities (unless the transferee agrees in writing to be bound by this Sponsor Agreement) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

Section 1.3  New Shares. In the event that (a) any Parent Shares, Parent Warrants or other equity securities of Parent are issued to Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent Shares or Parent Warrants of, on or affecting Parent Shares or Parent Warrants owned by Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of any Parent Shares, Parent Warrants or other equity securities of Parent after the date of this Sponsor Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any Parent Shares, Parent Warrants or other equity securities of Parent after the date of this Sponsor Agreement (such Parent Shares, Parent Warrants or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted Sponsor’s Subject Securities as of the date hereof.

Section 1.4  Closing Date Deliverables. At or prior to the Closing, Sponsor shall deliver to Parent and the Company a duly executed copy of that certain A&R Registration Rights Agreement, by and among, Parent, the Company and the Company Stockholders or their respective affiliates, as applicable, in substantially the form attached as Exhibit E to the Merger Agreement.

Section 1.5  Sponsor Agreements.

(a)  At any meeting of the shareholders of Parent, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, Sponsor shall (i) appear at each such meeting or otherwise cause all of Sponsor’s Subject Securities to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of the Sponsor’s Subject Securities:

(i)  in favor of each of the Parent Stockholder Matters and any other matters reasonably necessary or reasonably requested by Parent, in each case, for consummation of the Merger and the Transactions;

(ii)  against any business combination, merger agreement or merger (other than the Merger Agreement, the Merger and proposed Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent, including any proposal for any of the foregoing (other than the Parent Stockholder Matters), regardless of whether there has been a Change in Recommendation;

(iii)  against any proposal that would result in a change in the business, management or Board of Directors of Parent (other than in connection with the Parent Stockholder Matters as contemplated by the Merger Agreement); and

(iv)  against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Parent or the Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Article VIII of the Merger Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Sponsor Agreement, or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent.

Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

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(b)  Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, the Insider Letter (as defined below).

Section 1.6  Further Assurances. Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Mergers and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.7  No Inconsistent Agreement. Sponsor hereby represents and covenants that it has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of its obligations hereunder.

Section 1.8  Amendment to the Insider Letter. In connection with the consummation of the Merger, the Sponsor and Parent shall (and shall cause the Founder Holders to) amend and restate the Insider Letter in substantially the form attached hereto as Exhibit A.

Section 1.9  Waiver. Sponsor does hereby, and shall cause each Founder Holder to, irrevocably and unconditionally waive (the “Waiver”), on behalf of itself and each other Founder Holder, any and all rights, title and interest Sponsor or such Founder Holder has or will have under Article 4.3(b) or any other provision of the Parent Charter to receive excess shares upon conversion of the shares of Parent Class A Stock in connection with the Merger or the Transactions.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1  Representations and Warranties of Sponsor. Sponsor represents and warrants as of the date hereof to Parent and the Company as follows:

(a) Organization; Due Authorization. Sponsor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within its corporate limited liability company or organizational powers and has been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of Sponsor. This Sponsor Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of Sponsor.

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(b) Ownership. Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, Sponsor’s Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens or any other limitation or restriction pursuant to (i) this Sponsor Agreement, (ii) the Parent Organizational Documents, (iii) the Merger Agreement, (iv) the Insider Letter, (v) any applicable securities laws. Sponsor’s Subject Securities are the only equity securities in Parent owned of record or beneficially by Sponsor on the date of this Sponsor Agreement, and none of Sponsor’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Insider Letter, Merger Agreement and organizational documents of Sponsor. Other than the warrants of Parent held by Sponsor, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(c)   No Conflicts. The execution and delivery of this Sponsor Agreement by Sponsor does not, and the performance by Sponsor of his, her or its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Sponsor or Sponsor’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Agreement.

(d)   Litigation. There are no Legal Proceedings pending against Sponsor, or to the knowledge of Sponsor threatened against Sponsor, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Agreement.

(e)   Brokerage Fees. Except as described on Section 5.21 of the Parent Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by Sponsor, for which Parent or any of its Affiliates may become liable.

(f)    Affiliate Arrangements. Except as set forth on Schedule 1 attached hereto, or as otherwise disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Sponsor Agreement, neither Sponsor nor any of the present or former directors, officers, employees, stockholders or Affiliates of Sponsor (or an immediate family member of any of the foregoing) is party to, or has any rights with respect to or arising from, any Contract with Parent.

(g)   Acknowledgment. Sponsor understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Sponsor Agreement.

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ARTICLE III
MISCELLANEOUS

Section 3.1  Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of: (a) the Expiration Time, (b) the liquidation of Parent and (c) the written agreement of the Sponsor, Parent, and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This Article III shall survive the termination of this Sponsor Agreement.

Section 3.2  No Responsibility for Parent Related Parties. Notwithstanding anything in this Sponsor Agreement to the contrary, (i) Sponsor shall not be responsible for the actions of Parent, the Board of Directors of Parent (or any committee thereof), or any officers, directors, employees or professional advisors of Parent, in each case acting in their capacity as such (collectively, the “Parent Related Parties”) and (ii) Sponsor makes no representations or warranties with respect to the actions of any of the Parent Related Parties.

Section 3.3  Miscellaneous. Sections 7.8 (No Claim Against Trust Account), 11.2 (Interpretation), 11.3 (Counterparts; Electronic Delivery), 11.5 (Severability), 11.6 (Other Remedies; Specific Performance), 11.7 (Governing Law), 11.8 (Consent to Jurisdiction; Waiver of Jury Trial) and 11.9 (Rules of Construction) of the Merger Agreement are each hereby incorporated into this Sponsor Agreement (including any relevant definitions contained in any such Sections), mutatis mutandis.

Section 3.4  Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5  Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Sponsor, Parent and the Company.

Section 3.6  Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.7  Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Sponsor, Parent or Merger Sub, to:

CM Life Sciences III Inc.

667 Madison Avenue

New York, NY 10065

Attention: Keith Meister

E-mail: kmeister@corvexcap.com

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with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Attention: Matthew Kautz; Joel Rubinstein

Email: mkautz@whitecase.com; joel.rubinstein@whitecase.com

if to the Company, prior to the Closing, to:

50 Hampshire Street

Cambridge, MA 02139

Attention: Jami Rubin, CFO

Email: jrubin@eqrx.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention: William Collins

Email: wcollins@goodwinlaw.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

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IN WITNESS WHEREOF, Sponsor, Parent, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

CMLS Holdings III LLC

By:	/s/ Keith Meister
	Name:	Keith Meister
	Title:	Member

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, Sponsor, Parent, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

PARENT:

CM Life Sciences III Inc.

By:	/s/ Brian Emes
	Name:	Brian Emes
	Title:	Chief Financial Officer and Secretary

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, Sponsor, Parent, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

COMPANY:

EQRX, INC.

By:	/s/ Melanie Nallicheri
	Name:	Melanie Nallicheri
	Title:	President and Chief Operating Officer

[Signature Page to Sponsor Support Agreement]

Schedule 1

Affiliate Transactions

None

Exhibit A

Amended and Restated Insider Letter

See Attached.